EXHIBIT 99.1

CERTIFICATION OF
ADMINISTRATIVE COMMITTEE MEMBER FOR GENENTECH, INC. TAX REDUCTION
INVESTMENT PLANPURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            I, Louis J. Lavigne, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Genentech, Inc. Tax Reduction Investment Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 11-K fairly presents in all material respects the financial condition and results of operations of the Plan.

By:	/s/ Louis J. Lavigne, Jr.

Name:	Louis J. Lavigne, Jr.
Title:	Plan Administrative Committee Member
Date:	June 27, 2003